EXHIBIT 99.3

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information is based on the historical financial statements of HealthStream, Inc. (the “Company”) and Morrisey Associates, Inc. (“MAI”) after giving effect to the acquisition of MAI on August 8, 2016 and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial information.

The unaudited pro forma combined condensed balance sheet as of June 30, 2016 is presented as if the acquisition of MAI had occurred on June 30, 2016.

The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016, are presented as if the acquisition of MAI had occurred on January 1, 2015.

The preliminary allocation of the purchase price used in the unaudited pro forma combined condensed financial information is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the net tangible and intangible assets acquired in connection with the acquisition of MAI. The Company based the unaudited pro forma combined condensed financial information on available information and on assumptions that management believes are reasonable under the circumstances. Refer to the accompanying “Notes to Unaudited Pro Forma Combined Condensed Financial Information” for a discussion of the assumptions made.

The unaudited pro forma combined condensed financial information has been prepared in conformity with Article 11 of Regulation S-X and is for informational purposes only and does not intend to represent what the Company’s results of operations or financial position would have been had the acquisition of MAI occurred at the beginning of the period presented, or to project the results of operations for any future periods. The unaudited pro forma combined condensed financial information does not reflect any cost savings, synergies, or incremental investments which may result from the acquisition.

The unaudited pro forma combined condensed financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed by the Company with the SEC on February 26, 2016, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016 filed by the Company with the SEC on August 1, 2016, the audited carve-out financial statements of Practitioner Credentialing and Privileging Software Operations (a carve-out of Morrisey Associates, Inc.) as of and for the year ended December 31, 2015, included as Exhibit 99.1 of this Current Report on Form 8-K/A, and the unaudited financial statements of MAI as of and for the six months ended June 30, 2016, included as Exhibit 99.2 of this Current Report on Form 8-K/A.

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

JUNE 30, 2016

(in thousands)

	Historical		Pro Forma		Pro Forma
	HealthStream	Morrisey	Adjustments	Note 3	Combined
ASSETS
Current assets:
Cash and cash equivalents	$66,803	$—	(48,000)	(A)	$18,803
Marketable securities	72,006	—	—		72,006
Accounts receivable, net of allowance for doubtful accounts	42,014	2,538	—		44,552
Accounts receivable – unbilled	2,119	106	—		2,225
Prepaid royalties, net of amortization	13,242	154	—		13,396
Other prepaid expenses and other current assets	8,312	126	—		8,438

Total current assets	204,496	2,924	(48,000)		159,420

Property and equipment, net of accumulated depreciation and amortization	11,138	247	(172)	(B)	11,213
Capitalized software feature enhancements, net of accumulated amortization	14,716	20	(20)	(C)	14,716
Goodwill	88,628	—	20,376	(D)	109,004
Intangible assets, net of accumulated amortization	54,266	2	27,398	(E)	81,666
Non-marketable equity investments	3,564	—	—		3,564
Other assets	375	—	—		375

Total assets	$377,183	$3,193	$(418)		$379,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,742	$584	$—		$2,326
Accrued royalties	8,134	330	—		8,464
Accrued liabilities	10,960	344	618	(F) (G)	11,922
Accrued compensation and related expenses	1,935	55	—		1,990
Deferred revenue	58,971	8,508	(4,595)	(H)	62,884

Total current liabilities	81,742	9,821	(3,977)		87,586

Deferred tax liabilities	6,295	—	(1,548)	(I)	4,747
Deferred revenue, noncurrent	4,002	—	—		4,002
Other long term liabilities	1,069	130	(130)	(G)	1,069
Commitments and contingencies	—	—	—		—

Total liabilities	93,108	9,951	(5,655)		97,404

Shareholders’ equity (deficit):
Common stock	279,595	—	—		279,595
Retained earnings (accumulated deficit)	4,494	(6,758)	5,237	(F) (J)	2,973
Accumulated other comprehensive loss	(14)	—	—		(14)

Total shareholders’ equity (deficit)	284,075	(6,758)	5,237		282,554

Total liabilities and shareholders’ equity	$377,183	$3,193	$(418)		$379,958

See notes to the unaudited pro forma combined condensed financial information.

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	HealthStream	Morrisey	Adjustments	Note 3	Combined
Revenues, net	$209,002	$12,844	$—		$221,846
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	89,386	2,914	—		92,300
Product development	24,214	1,200	—		25,414
Sales and marketing	35,589	1,403	—		36,992
Other general and administrative expenses	29,259	2,727	—		31,986
Depreciation and amortization	16,997	165	2,691	(B) (C) (E)	19,853

Total operating costs and expenses	195,445	8,409	2,691		206,545

Operating income	13,557	4,435	(2,691)		15,301

Other income (expense), net	162	—	—		162

Income before income tax provision	13,719	4,435	(2,691)		15,463
Income tax provision	5,098	15	683	(K)	5,796

Net income	$8,621	$4,420	$(3,374)		$9,667

Net income per share, basic	$0.29	$7.00			$0.32

Net income per share, diluted	$0.28	$7.00			$0.32

Weighted average shares of common stock outstanding:
Basic	30,057	631			30,057

Diluted	30,436	631			30,436

See notes to the unaudited pro forma combined condensed financial information.

HEALTHSTREAM, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2016

(in thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	HealthStream	Morrisey	Adjustments	Note 3	Combined
Revenues, net	$108,871	$6,857	$—		$115,728
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	45,522	1,530	—		47,052
Product development	14,263	663	—		14,926
Sales and marketing	17,558	608	—		18,166
Other general and administrative expenses	16,505	1,744	(232)	(L)	18,017
Depreciation and amortization	10,221	73	1,355	(B) (C) (E)	11,649

Total operating costs and expenses	104,069	4,618	1,123		109,810

Operating income	4,802	2,239	(1,123)		5,918

Other income (expense), net	127	—	—		127

Income before income tax provision	4,929	2,239	(1,123)		6,045
Income tax provision	2,026	—	449	(K)	2,475

Net income	$2,903	$2,239	$(1,572)		$3,570

Net income per share, basic	$0.09	$3.55			$0.11

Net income per share, diluted	$0.09	$3.55			$0.11

Weighted average shares of common stock outstanding:
Basic	31,701	631			31,701

Diluted	32,031	631			32,031

See notes to the unaudited pro forma combined condensed financial information.

HEALTHSTREAM, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined condensed balance sheet as of June 30, 2016 and the unaudited combined condensed statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016, are based on the historical financial statements of HealthStream, Inc. (the “Company”) and Morrisey Associates, Inc. (“MAI”), after giving effect to the acquisition of MAI on August 8, 2016 and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial information.

The Company accounts for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, the Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma combined condensed financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as we finalize the valuations of the net tangible assets, intangible assets and resultant goodwill. The final valuations of identifiable intangible and net tangible assets may change significantly from our preliminary estimates, which could result in material variances between our future financial results and the amounts presented in these unaudited pro forma combined condensed financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma combined condensed financial information is for informational purposes only and does not intend to represent what the Company’s results of operations or financial position would have been had the acquisition of MAI occurred at the beginning of the periods presented, or to project the results of operations for any future periods. The unaudited pro forma combined condensed financial information does not reflect any cost savings, synergies, or incremental investments which may result from the acquisition. The unaudited pro forma combined condensed financial information should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed by the Company with the SEC on February 26, 2016, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed by the Company with the SEC on August 1, 2016 the audited carve-out financial statements of Practitioner Credentialing and Privileging Software Operations (a carve-out of Morrisey Associates, Inc.) as of and for the year ended December 31, 2015, included as Exhibit 99.1 of this Current Report on Form 8-K/A, and the unaudited financial statements of MAI as of and for the six months ended June 30, 2016, included as Exhibit 99.2 of this Current Report on Form 8-K/A.

The unaudited pro forma combined condensed balance sheet is presented to give effect to the acquisition of MAI as if it occurred on June 30, 2016. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016, are presented to give effect to the acquisition of MAI as if it had occurred on January 1, 2015.

As discussed more fully in the Practitioner Credentialing and Privileging Software Operations (a carve-out of Morrisey Associates, Inc.) carve-out financial statements as of and for the year ended December 31, 2015, included as Exhibit 99.1 of this Current Report on Form 8-K/A, MAI underwent a corporate reorganization on January 1, 2016 in which it became a wholly-owned subsidiary of Morrisey Holdings, Inc. (“MHI). As part of such corporate reorganization, MHI formed another new subsidiary that assumed the operations and related assets and liabilities of MAI unrelated to the practitioner credentialing and privileging software operations which were acquired by the Company through its purchase of MAI pursuant to the Purchase Agreement. The MAI statement of operations for the year ended December 31, 2015 has been prepared to reflect the revenues and expenses directly attributable to the practitioner credentialing and privileging software operations, as well as allocations deemed reasonable by management, to present the carve-out results of operations of the practitioner credentialing and privileging software operations as if it were a separate entity as of and for the year ended December 31, 2015.

HEALTHSTREAM, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (Continued)

2. ACQUISITION OF MORRISEY ASSOCIATES, INC.

On August 8, 2016, Echo, Inc., a wholly-owned subsidiary of the Company, acquired all of the outstanding capital stock of MAI, a provider of credentialing and privileging software for healthcare professionals, for approximately $48.0 million in cash, which the Company funded with cash on hand. The Company acquired MAI to expand its credentialing and privileging product offerings and solutions to healthcare organizations.

As of the completion of the acquisition, MAI had approximately 55 employees and is headquartered in Chicago, Illinois.

A summary of the purchase price is as follows (in thousands):

Cash paid at closing to the seller or other designated parties	$44,120
Cash held in escrow	3,880

Total consideration paid	$48,000

The following table summarizes the preliminary fair value of the assets acquired and liabilities assumed as of the date of acquisition:

(in thousands)
Accounts receivable, net and unbilled receivable	3,402
Prepaid royalties and other prepaid assets	187
Property and equipment	75
Deferred tax assets	1,548
Goodwill	20,502
Intangible assets	27,400
Accounts payable and accrued liabilities	(1,031)
Deferred revenue	(4,083)

Preliminary net assets acquired	$48,000

The excess of preliminary purchase price over the preliminary fair values of net tangible and intangible assets will be recorded as goodwill. The preliminary fair values of tangible and identifiable intangible assets and deferred revenue are based on management’s estimates and assumptions. The preliminary fair values of assets acquired and liabilities assumed are considered preliminary and are based on the information that was available at the time of the acquisition. The preliminary fair values of assets acquired and liabilities assumed are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuation of these items. The goodwill balance is primarily attributed to the assembled workforce, additional market opportunities from offering MAI’s products, and expected synergies from integrating MAI with other products or other combined functional areas within the Company. The goodwill balance is deductible for U.S. income tax purposes. The net tangible assets include deferred revenue, which was preliminarily adjusted down from a book value at the acquisition date of $9.0 million to an estimated fair value of $4.1 million. The preliminary $4.9 million write-down of deferred revenue will result in lower revenues than would have otherwise been recognized for such services.

The following table sets forth the preliminary components of identifiable intangible assets and their estimated useful lives as of the acquisition date:

(in thousands)	Preliminary fair value	Useful life
Customer relationships	$21,400	13 years
Developed technology	5,400	5 years
Trade names	600	6 years

Total preliminary intangible assets subject to amortization	$27,400

HEALTHSTREAM, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (Continued)

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma combined condensed financial information:

(A)	To record cash consideration paid for all of the outstanding stock of MAI.

(B)	To record the difference between the historical amounts of MAI’s property and equipment and preliminary fair values of these assets and the related decrease in depreciation expense for the historical periods presented.

(C)	To record an adjustment to the historical amounts of MAI’s capitalized software development to reflect the preliminary fair value of these assets and the related decrease in amortization expense for the historical periods presented.

(D)	To record the preliminary estimate of goodwill from the Company’s acquisition of MAI.

(E)	To eliminate historical intangible assets from MAI and record the preliminary fair values of the identifiable intangible assets acquired in connection with the Company’s acquisition of MAI and associated amortization expense.

(in thousands)	Preliminary fair values	Estimated useful life based on preliminary fair values	Annual amortization based on preliminary fair values
Customer relationships	$21,400	13 years	$1,646
Developed technology	5,400	5 years	1,080
Trade name	600	6 years	100

	$27,400		$2,826

(F)	To accrue and record approximately $700,000 in estimated acquisition related transaction costs incurred by the Company.

(G)	To eliminate deferred rent liabilities for certain operating leases assumed by the Company.

(H)	To record the differences between the preliminary fair value and historical carrying amounts of MAI’s deferred revenues. The preliminary fair values represent amounts equivalent to the estimated costs to fulfill the obligations assumed, plus an appropriate profit margin. The estimated amounts presented for purposes of the unaudited pro forma combined condensed balance sheet are based on the deferred revenue balances of MAI as of June 30, 2016 and do not reflect the actual fair value adjustments that were recorded as of August 8, 2016, (the acquisition date of MAI).

(I)	To record a deferred tax asset relating to the acquired deferred revenue.

(J)	To eliminate MAI’s historical accumulated deficit.

(K)	To record the pro forma provision for income taxes at the applicable statutory income tax rates related to the net income of MAI and the effects from the pro forma adjustments.

(L)	To eliminate acquisition related transaction costs of $232,000 incurred by the Company during the six months ended June 30, 2016.